UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

Tristar Acquisition I Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40905	98-1587643
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2870 Peachtree Road, NW Suite 509 Atlanta, GA 30305		30305
(412) 327-9294	address	(Zip Code)

(412) 327-9294 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

As soon as practicable after this Registration Statement is declared effective.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	TRIS.U	New York Stock Exchange
Class A ordinary shares, $0.0001 par value	TRIS	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TRIS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 15, 2022, the audit committee of the board of directors (the “Audit Committee”) of Tristar Acquisition I Corp. (the “Company”) concluded that the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) and the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2022 as previously filed with the SEC should not be relied upon because of errors identified therein, which are summarized below. The year ended December 31, 2021 and the three-month period ended March 31, 2022 are collectively referred to herein as the “Non-Reliance Periods.”

The errors that caused the Company to conclude that its financial statements and other financial information for the Non-Reliance Periods should not be relied upon were the result of an incorrect accounting conclusion regarding the recording of listing fees paid to the New York Stock Exchange (the “NYSE”) during the Non-Reliance Periods.

The Company received two invoices from the NYSE - the first on February 25, 2022 for $103,359 and the second on March 14, 2022 for $85,000. The first invoice was for initial listing fees of $85,000 and prorated 2021 annual listing fees of $18,359 for the period from October 14, 2021 until the end of the year. The Company paid the full amount of the first invoice and recorded it to expense in the three months ended March 31, 2022. The second invoice was for the 2022 annual listing fees. The Company paid the full amount of the second invoice and recorded the payment as an expense in March 2022.

The Audit Committee concluded that the $85,000 for the initial listing fee in the first invoice should have been recorded as a cost associated with the Company’s initial public offering and charged to accumulated deficit, while the $18,359 for the prorated portion of the 2021 listing fees from that invoice should have been recorded as an expense in 2021. Regarding the second invoice, the Company should have recorded a portion of the $85,000 as a prepaid expense because the amount represents listing costs for the full year.

Accordingly, investors, analysts, and other persons should not rely upon the Company’s previously released financial statements and other financial data for the Non-Reliance Periods. Similarly, the related press releases and the investor presentations or other communications describing the relevant portions of our financial statements for the Non-Reliance Periods that need to be restated should no longer be relied upon. On or about August 19, 2022, the Company plans to file with the SEC a Quarterly Report on Form 10-Q for the three-month period ended June 30, 2022 and an amendment to the 2021 Annual Report that include restated financial statements for the Non-Reliance Periods, correct the errors described above and provide additional explanation of the changes.

Management is in the process of evaluating the material weakness in our internal controls over financial reporting relating to the accounting errors described above and assessing any potential remedial actions and plans to implement such remedial actions as soon as possible.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISTAR ACQUISITION I CORP.

By:	/s/ William M. Mounger II
Name:	William M. Mounger II
Title:	Chief Executive Officer (Principal Executive Officer)

Date: August 19, 2022